UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012 (September 26, 2012)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Amendment No. 7 to Credit Agreement

Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 7 to the Credit Agreement dated as of June 8, 2011 (the “Seventh Amendment”) which amends the existing Credit Agreement dated as of July 3, 2006, as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 29, 2007, by and among the Agent, the Lenders and the Company, as Borrower (the “First Amendment”), that certain Amendment No. 2 to Credit Agreement dated as of October 9, 2009, by and among the Agent, the Lenders and the Company, as Borrower (the “Second Amendment”), that certain Amendment No. 3 to Credit Agreement dated as of February 19, 2010, by and among the Agent, the Lenders and the Company, as Borrower (the “Third Amendment”), that certain Amendment No. 4 to Credit Agreement dated as of June 8, 2011, by and among the Agent, the Lenders and the Company, as Borrower (the “Fourth Amendment”), that certain Amendment No. 5 to Credit Agreement dated as of November 11, 2011, by and among the Agent, the Lenders and the Company, as Borrower (the “Fifth Amendment”), that certain Amendment No. 6 to Credit Agreement dated as of February 21, 2012, by and among the Agent, the Lenders and the Company, as Borrower (the “Sixth Amendment”) and as further amended in effect as of the date hereof, as supplemented by various Revolving Credit Commitment Increase Agreements dated as of May 29, 2008, by and among the Company and certain of the Lenders (collectively, the “Increase Agreements”), and as further supplemented by that certain Revolving Credit Commitment Increase Agreement dated as of October 9, 2009, by and among Company, the Agent and Credit Suisse, Cayman Islands Branch (the “2009 Increase Agreement,” and the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and as supplemented by the Increase Agreements and the 2009 Increase Agreement, the “Existing Credit Agreement”), regarding a term loan facility in the original principal amount of US$835,000,000 (the “Term Loan Facility”), an additional term loan facility in the original principal amount of US$100,000,000 (the “Additional Term Loan Facility”) and a committed revolving credit facility (the “Revolving Credit Facility”) of up to US$600,000,000.  The Seventh Amendment was executed and delivered on September 26, 2012.

The Seventh Amendment, among other things:

·
permits investments in (A) non-guarantor, non-pledged subsidiaries and (B) joint ventures provided that after giving effect to each such investment, a minimum consolidated liquidity requirement of $400 million is met on a pro forma basis;

·
increases the debt basket for foreign subsidiaries (other than specified foreign subsidiaries that currently are excepted from this debt basket) from $200 million to $400 million provided that such indebtedness is non-recourse to the Company and its other subsidiaries (the “Foreign Subsidiary Basket Debt”); and

·
removes, to extent they otherwise would be included in the calculation of financial covenants, EBITDA, interest charges and indebtedness related to assets secured by, or otherwise subject to, the indebtedness permitted by the Foreign Subsidiary Basket Debt.

The descriptions of the provisions of the Seventh Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, are qualified in their entirety by reference to its full and complete terms.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description
-----------	----------------

10.1	Amendment No. 7 to Credit Agreement, dated as of September 26, 2012, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders named thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 1, 2012

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.              Description

10.1
Amendment No. 7 to Credit Agreement, dated as of September 26, 2012, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders named thereto.